EXHIBIT 99.1

Contacts: Leiv Lea Pharmacyclics, Inc. (408) 774-0330 Carolyn Bumgardner Wang WeissComm Partners (415) 946-1065

PHARMACYCLICS REPORTS FIRST QUARTER FINANCIAL RESULTS

Sunnyvale, Calif., -- October 26, 2006 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its first fiscal quarter ended September 30, 2006. The net loss for the first quarter of fiscal 2007, as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $6.5 million, or $0.31 per share, compared to a net loss of $10.2 million, or $0.51 per share, in the first quarter of fiscal 2006. First quarter of fiscal 2007 non-GAAP pro forma net loss was $5.7 million, or $0.27 per share. The difference between GAAP net loss and non-GAAP pro forma net loss for the first quarter of fiscal 2007 is the result of $0.8 million of share-based compensation expense recorded in accordance with SFAS 123R.

Total GAAP operating expenses were $7.0 million in the first quarter of fiscal 2007 compared to $10.7 million for the first quarter of fiscal 2006, a decrease of $3.7 million. The decrease in total operating expenses in the first quarter of fiscal 2007 was primarily due to a decrease in outside clinical trial costs of $1.3 million due to the completion of our Phase 3 SMART trial, a decrease of $0.4 million in personnel costs, a decrease in commercialization costs of $0.5 million and a decrease of $0.8 million in share-based compensation expense.

As of September 30, 2006, the company's cash, cash equivalents and marketable securities totaled $34.7 million compared to $40.5 million at June 30, 2006.

"We anticipate that we will file a New Drug Application (NDA) for Xcytrin® (motexafin gadolinium) Injection in combination with whole brain radiation therapy (WBRT) for the treatment of brain metastases from non-small cell lung cancer (NSCLC) by the end of the calendar year," said Richard A. Miller, M.D., president and chief executive officer of Pharmacyclics. "We are continuing to develop additional potential uses for Xcytrin beyond brain metastases, and are also moving forward with development of the multiple other product candidates that we acquired from Celera. Of note, is our recent findings from the Phase 1 trial of our HDAC inhibitor, which demonstrate oral bioavailability and sustained pharmacologic effects of the drug following oral administration."

Recent Accomplishments

-- Completed patient enrollment in Phase 2 trial of Xcytrin plus radiosurgery for treatment of brain metastases;

-- Completed patient enrollment in a Phase 1 trial of Xcytrin plus Temodar® (temozolomide) for treatment of patients with recurrent primary brain tumors;

-- Continued patient enrollment in three Phase 2 trials with Xcytrin for second-line systemic treatment of patients with NSCLC: one in combination with Taxotere® (docetaxel) and one in combination with Alimta® (pemetrexed); and one trial evaluating Xcytrin as a single agent.

-- Demonstrated sustained inhibition of the target histone deacetylase (HDAC) enzyme following oral administration of our HDAC inhibitor in an ongoing Phase 1 trial in advanced cancer patients; and

-- Secured an Equity Financing Facility with Azimuth Opportunity LTD., which provides Pharmacyclics access to up to $20 million in capital over the next 18 months.

Upcoming Milestones

-- Anticipate submission of an NDA for Xcytrin for the treatment of brain metastases from non-small cell lung cancer by calendar year end 2006;

-- Report results of a Phase 2 trial evaluating Xcytrin in combination with WBRT and stereotactic radiosurgery for the treatment of brain metastases from solid tumors at the American Society for Therapeutic Radiology and Oncology's (ASTRO) 48th Annual Meeting, November 5-9;

-- Report results from combined data analysis of two randomized trials of lung cancer patients with brain metastases treated with Xcytrin at the Annual Meeting of the Society of Neuro-Oncology, November 16-19;

-- Review of data from the SMART trial in an oral presentation at the Radiological Society of North America's (RSNA) Annual Meeting, November 26 - December 1; and

-- Anticipate initiation of enrollment in a Phase 3 trial of Xcytrin plus Taxotere in patients with recurrent lung cancer in the first half of calendar year 2007.

Conference Call and Webcast Details

The Company will hold a conference call today at 4:30 p.m. ET to discuss first quarter 2007 financial results. To participate in the conference call, please dial 800-497-0451 for domestic callers and 706-758-3306 for international callers and reference conference passcode, 8563012. To access the live audio broadcast or the subsequent archived recording log on to http://ir.pharmacyclics.com. The archived version of the webcast will be available on the company's website for one month.

Note: Pharmacyclics' non-GAAP net loss and non-GAAP net loss per share exclude recurring expenses associated with share-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the tables below.

Reconciliation of GAAP to Pro Forma Diluted Net Loss (in thousands):

	Q1 FY07	Q1 FY06

GAAP diluted net loss	$ (6,491)	$ (10,201)
Plus: Share-based compensation expense	753	1,597
Non-GAAP pro forma diluted net loss	$ (5,738)	$ (8,604)

Reconciliation of GAAP to Pro Forma Net Loss Per Share:

	Q1 FY07	Q1 FY06

GAAP diluted net loss per share	$ (0.31)	$ (0.51)
Plus: Share-based compensation expense	0.04	0.08
Non-GAAP pro forma diluted net loss per share	$ (0.27)	$ (0.43)

About Pharmacyclics

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer and other serious diseases. The company is leveraging its small-molecule drug development expertise to build a pipeline in oncology and other diseases based on a wide range of targets, pathways and mechanisms. Its lead product, Xcytrin®, has completed Phase 3 clinical testing in lung cancer brain metastases and several Phase 1 and Phase 2 clinical trials are ongoing with Xcytrin, either as a single agent or in combination with chemotherapy and/or radiation in multiple cancer types. Pharmacyclics has other product candidates in earlier-stage development for cancer and other diseases. More information about the company, its technology, and products can be found at www.pharmacyclics.com. Pharmacyclics®, Xcytrin® and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

Temodar® is a registered trademark of Schering-Plough Corp.

Taxotere® is a registered trademark of sanofi-aventis.

Alimta® is a registered trademark of Eli Lilly and Company.

-more-

NOTE: Other than statements of historical fact, the statements made in this press release about our anticipated NDA filing timeframe, future plans for our clinical trials, progress of and reports of results from preclinical and clinical studies, including results from our SMART trial, clinical development plans and product development activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "potential," "project," "believe," "will," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that could affect actual results include risks associated with the initiation, timing, design, enrollment and cost of clinical trials; unexpected delays in and unanticipated increases in costs related to our preclinical studies, clinical trials and preparation of materials for submission to the FDA as part of our NDA filing; the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results; our ability to obtain future financing and fund the preparation of our NDA filing and the product development of our pipeline; the outcome of our discussions with the FDA; our ability to prepare and submit an NDA on a timely basis or at all; the possibility that the FDA refuses to accept any NDA we submit; the possibility that additional data, analysis or studies may be required before the NDA is accepted for filing or approved by the FDA; our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; and future capital requirements. For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-K for the period ended June 30, 2006. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

---FINANCIALS ATTACHED---

Pharmacyclics, Inc.
 (a development stage enterprise)
Condensed Statements of Operations
(unaudited) (in thousands, except per share data)

	Three Months
	Ended September 30,
	2006				2005
	GAAP(1)	Difference		Non-GAAP(2)	GAAP(1)	Difference		Non-GAAP(2)
Grant revenue	$19	$--		$19	$--	$--		$--
Operating expenses:
Research and development	5,078	(468)	(3)	4,610	7,304	(782)	(3)	6,522
General and administrative	1,924	(285)	(3)	1,639	3,385	(815)	(3)	2,570
Total operating expenses	7,002	(753)		6,249	10,689	(1,597)		9,092
Loss from operations	(6,983)	753		(6,230)	(10,689)	1,597		(9,092)
Interest and other income, net	492	--		492	488	--		488
Net loss	$(6,491)	$753		$(5,738)	$(10,201)	$1,597		$(8,604)

Basic and diluted net loss per share	$(0.31)	$0.04		$(0.27)	$(0.51)	$0.08		$(0.43)
Shares used to compute basic and
diluted net loss per share	20,968	20,968		20,968	19,830	19,830		19,830

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
(2) Non-GAAP amounts exclude stock option expense.
(3) Represents share-based compensation expense.

Condensed Balance Sheets
(unaudited, in thousands)

	September 30,	June 30,
	2006	2006
Assets
Cash, cash equivalents and marketable securities	$ 34,731	$ 40,477
Other current assets	880	961
Total current assets	35,611	41,438
Property and equipment, net	911	764
Other noncurrent assets	527	527
	$ 37,049	$ 42,729
Liabilities and stockholders' equity
Current liabilities	$ 2,946	$ 3,339
Long-term obligations	68	70
Stockholders' equity	34,035	39,320
	$ 37,049	$ 42,729

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